Exhibit 10.7
AMENDED AND RESTATED ADVISORY AGREEMENT
BY AND AMONG
NEXPOINT HOSPITALITY TRUST,
NHT HOLDINGS, LLC
AND
NEXPOINT REAL ESTATE ADVISORS VI, L.P.

TABLE OF CONTENTS
Page
Page
2.    Appointment    4
3.    Duties of the Advisor    4
4.    Authority of Advisor    7
5.    No Partnership or Joint Venture    7
6.    Personnel    7
7.    Bank Accounts    8
8.    Advisor’s Conduct    8
9.    Declaration of Trust and Operating Agreement    8
10.    Records; Access; Confidentiality    8
11.    Limitations on Activities    9
12.    Compensation    9
13.    Expenses    9
14.    Other Services    10
15.    Other Activities of the Advisor    10
16.    Term and Termination    10
17.    Payments and Duties Upon Termination    11
18.    Internalization    11
19.    Limitation of Liability, Exculpation and Indemnification by the REIT Parties and their Respective Subsidiaries    11
20.    Indemnification by the Advisor    13
21.    Use of the Name NexPoint    13
22.    Notices    13
23.    Assignment    14
24.    Modification    15
25.    Severability    15
26.    Survival    15
27.    Currency    15
28.    Time of the Essence    15
29.    Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial    15
30.    Entire Agreement    15
31.    No Waiver    15
32.    Pronouns and Plurals    15
33.    Headings    15
34.    Execution in Counterparts    16
35.    Limitation of Recourse    16

    i

AMENDED AND RESTATED ADVISORY AGREEMENT
THIS AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), dated as of March 29, 2019, is entered into by and between NexPoint Hospitality Trust, an unincorporated, open-ended trust established under the laws of the Province of Ontario (the “REIT”), NHT Holdings, LLC, a Delaware limited liability company (“Holdings” and together with the REIT, the “REIT Parties”) and NexPoint Real Estate Advisors VI, L.P., a Delaware limited partnership (the “Advisor”).
RECITALS
A.The REIT, indirectly through Holdings, owns a portion of the membership interests of NHT Operating Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”).
B.The Operating Partnership indirectly owns a portfolio of hotel properties located across the U.S.
C.The REIT Parties desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and its Affiliates and to have the Advisor undertake the duties and responsibilities set forth in this Agreement, on behalf of, and subject to the supervision of the Board of Trustees and the Managers, all as provided in this Agreement.
D.The Advisor is willing to render such services, subject to the supervision of the Board of Trustees and the Managers, on the terms and conditions set forth in this Agreement.
E.The REIT, Holdings and the Advisor previously entered into that certain Advisory Agreement dated as of January 8, 2019 (the “Original Agreement”).
F.The REIT, Holdings and the Advisor desire to amend and restate the Original Agreement in its entirety and to enter into this Agreement.
G.The Board of Trustees and the Managers have approved this Agreement.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Definitions. The following terms shall have the meanings set forth in this Section 1 for purposes of this Agreement. Other terms are defined in the text of this Agreement.
“Advisory Fee” means an annual fee, payable monthly, in an amount equal to 1.00% of the REIT Asset Value.
“Affiliate” or “Affiliated” means with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (ii) any executive officer, director, trustee or general partner of such other Person; and (iii) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.
“Board of Trustees” or “Board” means the Board of Trustees of the REIT.
“Cause Event” means (a) a final non-appealable judgment by any court or governmental body of competent jurisdiction not stayed or vacated within 30 days that the Advisor, any of its agents or any of its assignees has committed a felony or a material violation of applicable Securities Laws that has a material adverse effect on the business of either of the REIT Parties or the ability of the Advisor to perform its duties under the terms of this Agreement, (b) an order for relief in an involuntary bankruptcy case relating to the Advisor or the Advisor authorizing or filing a voluntary bankruptcy petition not stayed or vacated within 30 days, (c) the dissolution of the Advisor, or (d) a determination by the Board that the Advisor has (i) committed fraud against either of the REIT Parties, (ii) misappropriated or embezzled funds of either of the REIT Parties, (iii) acted in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement, (iv) failed to act, where such failure to act constituted bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement, or (v) defaulted in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall have continued for a period of 30 days after either of the REIT Parties had given written notice to the Advisor of such default; provided, however, that if any of the actions or omissions described in this clause (d) are caused by an employee and/or officer of the Advisor or one of its Affiliates and the Advisor takes all necessary action against such person and cures the damage caused by such actions or omissions within 30 days of such determination, then such event shall not constitute a Cause Event.
“Change in Control” means (a) the sale of all or substantially all of the assets of either REIT Party to an unaffiliated third party, (b) a sale resulting in more than 50% of the equity interests of any REIT Party being held by an unaffiliated third party, (c) a merger, consolidation, recapitalization, arrangement or reorganization of the REIT with or into an unaffiliated third party that results in the inability of the Unitholders to designate or elect a majority of the Board of Trustees (or the board of directors (or its equivalent) of the resulting entity or its parent entity) or (d) a change in composition of the Board of Trustees such that a majority of the members of such Board of Trustees elected at the last meeting of Unitholders cease to be Trustees of the REIT.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
“Declaration of Trust” means the declaration of trust of the REIT dated as of December 12, 2018, as hereafter amended from time to time.
“Highland” means Highland Capital Management, L.P., a Delaware limited partnership.
“IFRS” means International Financial Reporting Standards, issued by the International Accounting Standards Committee, and as adopted by the Canadian Institute of Chartered Accountants Part I of the Canadian Institute of Chartered Accountants Handbook – Accounting, as amended from time to time.
“Incentive Fee” means any equity-based compensation paid pursuant to an equity incentive compensation plan of the REIT to the officers of the REIT or other employees of the Advisor.
“Independent Trustee” has the meaning ascribed thereto in the Declaration of Trust.
“Internalization Fee” means an internalization fee equal to three times the sum of the annual Advisory Fee for the trailing 12-month period as of the month end immediately preceding the date the REIT and the Advisor agree to the Internalization; provided, however, if this Agreement is terminated prior to the one year anniversary of the date of this Agreement, the Advisory Fee will be annualized for such 12-month period based on the Advisory Fee earned by the Advisor during such period; provided, further, the Internalization Fee shall be capped at 7.5% of the combined equity value of the REIT and the Operating Partnership on a consolidated basis, as of the Internalization Closing, as calculated by multiplying the aggregate number of outstanding Units and Class B units of the Operating Partnership by the volume weighted average price of the Units over the prior 30 day period,.

“Investment Guidelines and Operating Policies” means the investment guidelines and other investment parameters for investments, financing activities and other operations established from time to time by the Board or as disclosed in the Prospectus or the Declaration of Trust.
“Investments” means any investments by the REIT Parties or their respective subsidiaries, in Real Estate Assets or any other asset so long as the REIT has enough REIT eligible investments to maintain its REIT status.
“Joint Ventures” means any joint venture or partnership arrangements (other than between the REIT and the Operating Partnership) in which the REIT Parties or their respective subsidiaries, is a co-venturer, member or partner, which are established to own Investments.
“Loans” means any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.
“Managers” means the board of managers of Holdings.
“Offering” means any public or private offering of equity or debt securities of the REIT Parties that is consummated as of or subsequent to the date of this Agreement, excluding Units offered under any employee benefit plan of the REIT Parties or their Affiliates.
“Offering Expenses” means any and all expenses (other than underwriters’ discounts) paid or to be paid by the REIT Parties in connection with an Offering, including, without limitation, the REIT Parties’ legal, accounting, printing, mailing and filing fees and other documented offering expenses.
“Operating Agreement” means the operating agreement of Holdings, dated as of January 8, 2019, as hereafter amended from time to time.
“Operating Expenses” means all out-of-pocket expenses of the Advisor in performing services for the REIT Parties, including the expenses incurred by the Advisor in connection with any provision by the Advisor of legal, accounting, financial and due diligence services performed by the Advisor that outside professionals or outside consultants would otherwise perform. Operating Expenses also include the REIT Parties’ pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal, and overhead expenses of the Advisor required for the REIT Parties’ operations. Operating Expenses do not include expenses for the administrative services described on Exhibit A to this Agreement.
“Person” means an individual, corporation, partnership, joint venture, association, company (whether of limited liability or otherwise), trust, bank or other entity, or government or any agency or political subdivision of a government.
“Prospectus” means the REIT’s Final Prospectus as amended and/or supplemented from time to time.
“Real Estate Assets” means any investment by the REIT Parties or their respective subsidiaries (including, without limitation, reserves for capital expenditures) in unimproved and improved Real Property (including, without limitation, fee or leasehold interests, options and leases) either directly, through a direct or indirect subsidiary of the REIT Parties or through a Joint Venture or debt investments that is directly or indirectly collateralized by unimproved or improved Real Property.
“Real Property” means real property owned from time to time by the REIT Parties or their respective subsidiaries, either directly, through a direct or indirect subsidiary of either of the REIT Parties or through a Joint Venture, which consists of (i) land only, (ii) land, including the buildings located thereon,

(iii) buildings only, (iv) real estate-related securities (including preferred stock), mortgage, bridge or mezzanine loans, or (v) such Investments the Board, the Managers or the Advisor designate as Real Property to the extent such Investments could be classified as Real Property.
“Real Estate Investment Trust” means a “real estate investment trust” within the meaning of Sections 856 through 860 of the Code.
“REIT Asset Value” means the value of the REIT’s total assets, as determined in accordance with IFRS except that such value shall only consolidate the REIT and Holdings (but otherwise on an unconsolidated basis) plus the REIT’s pro rata share of leverage at the Operating Partnership.
“Securities Laws” means the securities laws of each jurisdiction in which the REIT is a reporting issuer or public entity, including the securities laws of Canada and the United States and the rules and regulations of any exchange upon which the REIT’s securities are listed, initially being the TSXV.
“Termination Fee” means a termination fee equal to three times the annual Advisory Fee earned by the Advisor for the trailing 12-month period, subject to a cap if the Agreement is terminated pursuant to Section 16(c)(ii) of 7.5% of the combined equity value of the REIT and the Operating Partnership on a consolidated basis, as of the date the Agreement is terminated, calculated by multiplying the aggregate number of outstanding Units and Class B units of the Operating Partnership by the volume weighted average price of the Units over the prior 30 day period of the Units on the TSXV; provided, however, if this Agreement is terminated prior to the one year anniversary of the date of this Agreement, the Advisory Fee will be annualized for such 12-month period based on such Advisory Fee earned by the Advisor during such period.
“Trustee” means a member of the Board of Trustees.
“TSXV” means the TSX Venture Exchange.
“Unitholders” means the registered holders of the Units.
“Units” means the trust units of the REIT.
2.Appointment. The REIT Parties hereby appoint the Advisor to serve as their advisor to perform the services set forth herein on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.
3.Duties of the Advisor. The Advisor, in its capacity as manager of the assets and the day-to-day operations of the REIT Parties, at all times will be subject to the supervision of the REIT’s Board of Trustees and the Managers, as applicable, and will have only such functions and authority as the REIT Parties may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Advisor hereby. The Advisor will be responsible for the day-to-day operations of the REIT Parties and will perform (or cause to be performed through one or more of its Affiliates or subsidiaries) such services and activities relating to the assets and operations of the REIT Parties as may be appropriate, including, without limitation:
(a)serve as the REIT Parties’ investment and financial advisor;
(b)provide the daily management for the REIT Parties, including a chief executive officer, chief financial officer and chief investment officer, and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the REIT Parties, including the administrative services described on Exhibit A to this Agreement;

(c)investigate, select, and, on behalf of the REIT Parties, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including, but not limited to, consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the REIT Parties with any of the foregoing;
(d)consult with the officers, Trustees and Managers of the REIT Parties, as applicable, and assist the Trustees and Managers in the formulation and implementation of the REIT Parties’ (including as it relates to any of their respective subsidiaries) financial policies, and, as necessary, furnish the Board and the Managers, as applicable, with advice and recommendations with respect to the making of investments consistent with the Investment Guidelines and Operating Policies (including, as it relates to any of their respective subsidiaries) and in connection with any borrowings proposed to be undertaken by the REIT Parties and their respective subsidiaries;
(e)subject to the provisions of Section 4 hereof, (i) participate in formulating an investment strategy and asset allocation framework, (ii) locate, analyze and select potential Investments, (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made (including performing due diligence); (iv) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and the Managers and make Investments on behalf of the REIT Parties in compliance with the Investment Guidelines and Operating Policies; (v) negotiate the terms of and arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (vi) negotiate and enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the REIT Parties’ investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (viii) select Joint Venture partners, structure and negotiate corresponding agreements and oversee and monitor these relationships; (ix) research, negotiate, select, engage, oversee, supervise and evaluate property managers who perform services for the REIT Parties; (x) engage, oversee, supervise and evaluate Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the REIT Parties, including reviewing and analyzing the capital and operating budgets for the Real Estate Assets and generating an annual budget for the REIT Parties and if requested, their respective subsidiaries; (xii) manage the REIT Parties’ capital improvement program including determining when to execute the program at each Real Estate Asset; and (xiii) recommend various liquidity events to the Board and the Managers when appropriate;
(f)upon request, but no less than quarterly, provide the Board and the Managers with periodic reports regarding prospective investments;
(g)negotiate the terms of and make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board and the Managers;
(h)within the discretionary limits and authority as granted by the Board and the Managers, negotiate on behalf of the REIT Parties with banks or other lenders for Loans to be made to or guaranteed by the REIT Parties, and negotiate on behalf of the REIT Parties with investment banking firms and broker-dealers or negotiate private sales of Units or obtain Loans for the REIT Parties, but in no event in such a manner so that the Advisor shall be acting as broker-dealer or underwriter; provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the applicable REIT Party, or in the case of any guarantee of any obligations of the Operating Partnership, the Operating Partnership;
(i)at least quarterly, and at any other time reasonably requested by the Board or the Managers, obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated investments of the REIT Parties or their respective subsidiaries;
(j)at least quarterly, and at any other time reasonably requested by the Board or the Managers, make reports to the Board or the Managers, as applicable, of its performance of services to the REIT Parties under this Agreement (including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates), the composition and characteristics of the REIT Parties’ portfolio, and compliance with the Investment Guidelines and Operating Policies and other policies approved from time to time by the Board or the Managers;
(k)provide the REIT Parties with all necessary cash management services;
(l)deliver to, or maintain on behalf of, the REIT Parties copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board or the Managers;
(m)notify the Board and the Managers of all proposed transactions outside of the Advisor’s delegated authority before they are completed and obtain Board or Managers approval, as applicable, of same;
(n)negotiate and effect any interests in Investments as may be approved by the Board or the Managers;
(o)perform investor-relations and Unitholder communications functions for the REIT;
(p)render such services as may be reasonably determined by the Board of Trustees or the Managers consistent with the terms and conditions herein;
(q)maintain the REIT Parties’ accounting and other records and assist each REIT Party in filing all reports required to be filed by it under applicable Securities Laws, the Internal Revenue Service and other regulatory agencies;
(r)do all things necessary to assure its ability to render the services described in this Agreement;
(s)advise the REIT Parties regarding the maintenance of the REIT Parties’ qualification as Real Estate Investment Trusts and monitor the REIT Parties’ compliance with the various Real Estate Investment Trust qualification requirements and other rules set forth in the Code and any applicable treasury regulations promulgated under the Code, as amended from time to time, and use its commercially reasonable efforts to cause the REIT Parties to qualify as Real Estate Investment Trusts and maintain their qualification as Real Estate Investment Trusts for U.S. federal income tax purposes;
(t)assist the REIT Parties in qualifying to do business in all applicable jurisdictions in which the REIT Parties or their respective subsidiaries do business, and ensure that the REIT Parties and their respective subsidiaries obtain and maintain all applicable licenses;
(u)assist the REIT Parties in complying with all regulatory requirements applicable to them with respect to their business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under Securities Laws;
(v)if requested by the REIT Parties, provide, or cause another qualified third party to provide, such internal audit, compliance and control services as may be required for the REIT Parties and their respective subsidiaries to comply with applicable law (including Securities Laws), and as otherwise requested by the Board or the Managers, as applicable;
(w)handle and resolve on behalf of the REIT Parties and their respective subsidiaries all routine claims, disputes or controversies, including all routine litigation, securities regulator proceedings, arbitration, settlement or other proceedings or negotiations, in which the REIT Parties or their respective subsidiaries may be involved or to which they may become subject, subject to such limitations or parameters as may be imposed from time to time by the Board or the Managers; and
(x)use commercially reasonable efforts to cause the REIT Parties and their respective subsidiaries to comply with all applicable laws.
Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor remains responsible for the performance of the duties set forth in this Section 3; provided, however, that the delegation by the Advisor of any of the foregoing duties to another Person shall not result in an increased Advisory Fee or additional expenses payable hereunder.
4.Authority of Advisor.
(a)Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 11), and subject to the continuing and exclusive authority of the Board and the Managers, as applicable, over the management of the REIT Parties, the REIT Parties, acting on the authority of the Board of Trustees or the Managers, as applicable, hereby delegate to the Advisor the authority to perform the services described in Section 3.
(b)Notwithstanding anything herein to the contrary, the Advisor shall obtain the prior approval of (i) the Board and (ii) any particular committee of the Board or the Managers specified by the Board, as the case may be, in connection with (A) any Investment for which the portion of the consideration paid out of the applicable REIT Party’s Equity (defined below) equals or exceeds the lesser of (x) 10% of the aggregate of the book value of the equity of the REIT plus the value of the Class B redeemable units of NHT Operating Partnership, LLC, each as reflected on the most recent statement of financial position of the REIT or (y) $25,000,000, (B) any Investment that is inconsistent with the Investment Guidelines and Operating Policies, or (C) any engagement of Affiliated service providers on behalf of the REIT Parties or their respective subsidiaries, which engagement terms will be negotiated on an arm’s length basis. “Equity” means the applicable REIT Party’s cash on hand, exclusive of the proceeds of any debt incurred or to be incurred in connection with the relevant Investment, and issued and outstanding securities of the applicable REIT Party or any subsidiary of the applicable REIT Party (including, for certainty, any Class B redeemable units of NHT Operating Partnership, LLC).
(c)If a transaction requires approval by the Independent Trustees, the Advisor will deliver to the Independent Trustees all documents and other information required by them to properly evaluate the proposed transaction.
(d)For the period and on the terms and conditions set forth in this Agreement, the REIT Parties and their respective subsidiaries hereby constitute, appoint and authorize the Advisor as their true and lawful agent and attorney-in-fact, in its name, place and stead, to negotiate, execute, deliver and enter into agreements, instruments and authorizations on their behalf, on such terms and conditions as the Advisor, acting in its sole and absolute discretion, deems necessary or appropriate (subject to any limitations imposed by the Board or the Managers). This power of attorney is deemed to be coupled with an interest.
5.No Partnership or Joint Venture. The REIT Parties and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on any of them.
6.Personnel. Any staff engaged by the Advisor to provide the services which the Advisor is obliged to provide pursuant to or in respect of this Agreement shall be employees of the Advisor and not of the REIT Parties and all costs relating to their employment, termination or severance shall be the responsibility of the Advisor. The withholding and payment of any amounts required to be withheld and paid to any governmental authority, including, but without limitation, all applicable taxes, shall be withheld and paid by the Advisor.
7.Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the REIT Parties and any of their respective subsidiaries or in the name of the REIT Parties and their respective subsidiaries and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the REIT Parties or their respective subsidiaries, consistent with the authority granted under Section 4 and in such other circumstances as the Board or the Managers, as applicable, may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall upon request render appropriate accountings of such collections and payments to the Board, the Managers and to the auditors of the REIT Parties.
8.Advisor’s Conduct. In consultation with the REIT Parties, the Advisor shall maintain an effective system of audits and controls adequate to ensure that the Advisor and its agents, representatives and employees are trained to perform their respective obligations and meet the requirements of the Advisor set forth under this Agreement and pursuant to applicable requirements of governmental authorities. In furtherance thereof, the Advisor shall obtain and maintain such licenses, permits and other governmental approvals or qualifications required to enable the Advisor to perform its obligations hereunder. The Advisor shall maintain a file of such documentation as may be required under applicable laws and shall make such file available to the REIT Parties for inspection upon either REIT Party’s reasonable request.
9.Declaration of Trust and Operating Agreement. The Advisor hereby acknowledges that it is cognizant of the terms and provisions of the Declaration of Trust and the Operating Agreement, including specifically the Investment Guidelines and Operating Policies set forth in the Declaration of Trust, and agrees to act in accordance therewith in a competent, honest, diligent and efficient manner, in good faith and further agrees not to cause the REIT Parties to breach any of the terms of the Declaration of Trust or the Operating Agreement.
10.Records; Access; Confidentiality.
(a)The Advisor shall maintain appropriate books of accounts and records of all its activities hereunder and make such records available for inspection by the Trustees and by counsel, auditors and authorized agents of the REIT Parties, at any time and from time to time.
(b)The Advisor acknowledges that it has significant strategic and historical information and experience with respect to the Real Estate Assets and that such information and experience is a key factor in the REIT Parties determining to enter into this Agreement with the Advisor. The Advisor agrees that throughout the term of this Agreement it will, subject to applicable laws and agreements relating to the disclosure of information: (i) at the request of the REIT Parties or as required to perform the obligations of the Advisor hereunder, provide the REIT Parties with access to all strategic and historical information, and (ii) otherwise use such information and experience in providing the services which the Advisor has agreed to and is required to provide hereunder.
(c)The Advisor shall at all reasonable times have access to the books and records of the REIT Parties and their respective subsidiaries. The REIT Parties shall promptly make available to the Advisor all files in its possession pertaining to the Real Estate Assets and shall furnish or cause to be furnished to the Advisor such additional information under its possession or control as the Advisor reasonably requests with respect to the Real Estate Assets or the Advisor’s performance of the services agreed to be provided from time to time between it and the Advisor. The REIT Parties acknowledge that the Advisor may in certain cases require the assistance and co-operation of the REIT Parties in the performance of the duties of the Advisor hereunder. In that regard, the REIT Parties covenant and agree to provide all necessary assistance and co-operation on a timely basis to enable the Advisor to comply with its obligations herein.
(d)The Advisor shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement) to unaffiliated third parties except (i) with the prior written consent of the Board or the Managers, as applicable, (ii) to legal counsel, accountants or other professional advisors or consultants engaged by the REIT Parties, (iii) to appraisers, financing sources and others in the ordinary course of the REIT Parties’ business, (iv) to governmental officials having jurisdiction over the REIT Parties (and their respective subsidiaries), (v) in connection with any governmental or regulatory filings of the REIT Parties or their respective subsidiaries, or disclosure or presentations to REIT Party investors, (vi) as required by law or legal process to which the Advisor or any Person to whom disclosure is permitted hereunder is a party, or (vii) to the extent such information is otherwise publicly available through the actions of a Person other than the Advisor not resulting from Advisor’s violation of this Section 10.
11.Limitations on Activities. Notwithstanding anything herein to the contrary, the Advisor shall not take any action that, would (a) adversely affect the maintenance of the REIT Parties’ qualification as Real Estate Investment Trusts, unless the Board or Managers, as applicable, has determined that the maintenance of the REIT Parties’ Real Estate Investment Trust qualification is not in the best interests of the REIT Parties, (b) be contrary to or inconsistent with the Investment Guidelines and Operating Policies or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the REIT Parties, the Units, or otherwise not be permitted by the Declaration of Trust or the Operating Agreement, except if such action shall be ordered by the Board or the Managers, as applicable, in which case the Advisor shall notify promptly the Board or the Managers, as applicable, of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board or the Managers. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board or the Managers so given. The Advisor shall comply in all material respects with all applicable law and regulations.
12.Compensation.
(a)During the term hereof, as the same may be extended from time to time, Holdings shall pay the Advisor the Advisory Fee. The Advisor shall compute each installment of the Advisory Fee as promptly as possible after the end of the month with respect to which such installment is payable. The accrued fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect. A copy of the computations made by the Advisor to calculate such installment shall thereafter, for informational purposes only, promptly be delivered to the Board and the Managers. The Advisory Fee shall be paid in cash.
(b)The Advisor may waive a portion of its fees. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in a manner consistent with the calculation of the fees payable on a monthly basis.
13.Expenses.
(a)In addition to the Advisory Fee, Holdings shall pay directly or reimburse the Advisor for all of the documented Operating Expenses and Offering Expenses (together, “Expenses”) paid or incurred by the Advisor or its Affiliates in connection with the services it provides to the REIT Parties and their respective subsidiaries pursuant to this Agreement. Any Expenses payable by Holdings or reimbursable to the Advisor pursuant to this Agreement shall not be in amounts greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis. Reimbursement of Operating Expenses under this Section 13, plus Advisory Fees and Incentive Fees, may not exceed 1.5% of REIT Asset Value for any calendar year or portion thereof, provided, however, that this limitation will not apply to legal, accounting, financial, due diligence and other service fees incurred in connection with a future debt or equity raise or extraordinary litigation and mergers and acquisitions and other events outside the REIT Parties’ ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of Real Estate Assets.
(b)The Advisor shall prepare a statement documenting all Expenses incurred during each month, and shall deliver such statement to the REIT Parties within 15 business days after the end of each month. Expenses incurred by the Advisor on behalf of the REIT Parties and their respective subsidiaries and payable pursuant to this Section 13 shall be reimbursed no later than the 15th business day immediately following the date of delivery of such statement of Expenses to the REIT Parties.
14.Other Services. Should the Board or the Managers request that the Advisor or any director, officer or employee thereof render services for the REIT Parties or their respective subsidiaries other than set forth in Section 3, such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Advisor and the Board or the Managers, as applicable, including a majority of the Independent Trustees where applicable, subject to the limitations contained in the Declaration of Trust and the Operating Agreement, and shall not be deemed to be services pursuant to the terms of this Agreement.
15.Other Activities of the Advisor.
(a)Except as set forth in this Section 15, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other Real Estate Investment Trusts) and the management of other programs advised, sponsored or organized by Highland or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee, stockholder or equityholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the REIT Parties’ businesses to discharge its obligations to the REIT Parties under this Agreement. The Advisor may, with respect to any investment in which a REIT Party is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the REIT Parties may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.
(b)The Board and the Managers acknowledge that the Advisor and its Affiliates are subject to various conflicts of interest, including without limitation, those set forth in the Prospectus. The Advisor shall report to the Board and the Managers the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or is reasonably likely to create a conflict of interest between the Advisor’s obligations to the REIT Parties and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.
16.Term and Termination.
(a)Duration. This Agreement shall become effective on the date first set forth above, such date being the date on which this Agreement has been executed following the approval of the Managers and the REIT’s Board of Trustees. Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date that is two years after the effective date of this Agreement. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect, subject to paragraph 16(c), so long as such continuance is approved at least annually by (i) the Managers and (ii) either (a) the REIT’s Board of Trustees or (b) a vote of the Unitholders.
(b)Amendment. No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of this Agreement shall be approved by (i) the Managers and (ii) either (a) the REIT’s Board of Trustees or (b) a vote of the Unitholders.
(c)Termination. This Agreement may be terminated (i) by the REIT Parties upon the occurrence of a breach by the Advisor of this Agreement by giving written notice to the Advisor of the occurrence of such breach, whereupon this Agreement shall terminate 60 days after delivery of such written notice; (ii) by the REIT Parties upon the occurrence of a Cause Event by the Advisor by giving written notice to the Advisor of the occurrence of such Cause Event, whereupon this Agreement shall immediately terminate after delivery of such written notice; (iii) by the REIT Parties, without cause or due to a Change in Control of a REIT Party, by giving written notice to the Advisor, whereupon this Agreement shall terminate 180 days after delivery of such written notice; and (iv) by the Advisor upon a default or the general assignment for the benefit of creditors or bankruptcy by a REIT Party by giving written notice to the REIT Parties, whereupon this Agreement shall immediately terminate after delivery of such written notice.
17.Payments and Duties Upon Termination.
(a)Amounts Owed. Upon the termination of this Agreement pursuant to Section 16(c)(iii) above, or if this Agreement is not continued pursuant to Section 16(a) above, the REIT shall pay the Advisor the Termination Fee within 30 days after the effective date of such termination.
(b)Advisor’s Duties. The Advisor shall promptly upon termination of this Agreement:
(i)pay over to the REIT Parties all money collected and held for the account of the REIT Parties and their respective subsidiaries pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(ii)deliver to the Board and the Managers a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board and the Managers;
(iii)deliver to the Board and the Managers, as applicable, all assets, including all Investments, and documents of the REIT Parties and their respective subsidiaries then in the custody of the Advisor; and
(iv)reasonably cooperate with the REIT Parties and their respective subsidiaries, at the REIT Parties’ expense, to provide an orderly management transition.

18.Internalization. At any time at which the REIT and the Advisor mutually agree to internalize the Advisor, pursuant to which the REIT will purchase all, but not less than all, of the outstanding and issued partnership interests of the Advisor (the “Advisor Equity”) from the Advisor (the “Internalization”) and its general partner, NexPoint Real Estate Advisors GP, LLC (the “Advisor GP”), the purchase price for the Advisor Equity shall be equal to the Internalization Fee. At the closing of the Internalization (the “Internalization Closing”), the REIT shall pay the Internalization Fee to the Advisor in units of the REIT; provided, however, to the extent that any required regulatory approvals for the issuance of units of the REIT are not obtained, the REIT shall pay the Internalization Fee to the Advisor in cash, unless otherwise agreed by the parties. At the Internalization Closing, the Advisor and the Advisor GP shall transfer the Advisor Equity, free and clear of any lien or encumbrance, and shall deliver to the REIT certificates evidencing the Advisor Equity, duly endorsed in blank and accompanied by a duly executed instrument of assignment separate from the certificate, together with any other documentation requested by the REIT. For the avoidance of doubt, if the Internalization occurs pursuant to this Section 18, the Advisor shall not be entitled to the Termination Fee provided under Section 17.
19.Limitation of Liability, Exculpation and Indemnification by the REIT Parties and their Respective Subsidiaries.
(a)Whether or not expressly provided in this Agreement, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Advisor or any of its respective Affiliates and their respective partners, members, officers, directors, employees and agents (including parties acting as agents for the execution of transactions) (each, a “Covered Person” and collectively, “Covered Persons”) shall be subject to the provisions of this Section 19.
(b)To the fullest extent permitted by law, no Covered Person shall be liable to the REIT Parties and their respective subsidiaries (including but not limited to (i) any act or omission by any Covered Person in connection with the conduct of the business of the REIT Parties or their respective subsidiaries, that is determined by such Covered Person in good faith to be in or not opposed to the best interests of the REIT Parties or their respective subsidiaries, (ii) any act or omission by any Covered Person based on the advice of any professional advisor of the REIT Parties or their respective subsidiaries whom such Covered Person believes is authorized to provide such advice to the REIT Parties or their respective subsidiaries, (iii) any act or omission by the REIT Parties or their respective subsidiaries, or (iv) any mistake, negligence, misconduct or bad faith of any broker or other agent of the REIT Parties or their respective subsidiaries selected by the Covered Person with reasonable care), unless any act or omission by such Covered Person constitutes bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties (as determined by a non-appealable judgment of a court or arbitration proceeding of competent jurisdiction).
(c)A Covered Person may consult with legal counsel or accountants selected by such Covered Person and any act or omission by such Covered Person on behalf of the REIT Parties or their respective subsidiaries or in furtherance of the business of the REIT Parties or their respective subsidiaries in good faith in reliance on and in accordance with the advice of such counsel or accountants shall be full justification for the act or omission, and such Covered Person shall be fully protected in so acting or omitting to act if the counsel or accountants were selected with reasonable care.
(d)To the fullest extent permitted by law, the REIT Parties or their respective subsidiaries shall indemnify and save harmless Covered Persons, from and against any and all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Covered Person and arise out of or in connection with the business or investments of the REIT Parties or their respective subsidiaries, or the performance by the Covered Person of its responsibilities hereunder, provided that the Covered Person shall not be entitled to indemnification hereunder to the extent the Covered Person’s conduct constitutes bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties (as determined by a non-appealable judgment of a court or arbitration proceeding of competent jurisdiction). The termination of any proceeding by settlement, judgment, order or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Covered Person’s conduct constituted bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties. Notwithstanding the foregoing, in no event shall the REIT Parties or their respective subsidiaries be liable for special, exemplary, punitive, indirect, or consequential loss, or damage of any kind whatsoever, including without limitation lost profits.
(e)Expenses incurred by a Covered Person in defense or settlement of any claim that shall be subject to a right of indemnification hereunder, shall be advanced by the REIT Parties or their respective subsidiaries prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay the amount advanced to the extent that it shall be determined ultimately that the Covered Person is not entitled to be indemnified hereunder.
(f)The right of any Covered Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which the Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall be extended to the Covered Person’s successors, assigns and legal representatives.
(g)The provisions of this Section 19 are expressly intended to confer benefits upon Covered Persons and such provisions shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement.
(h)No Covered Person shall be liable hereunder for any settlement of any action or claim effected without its written consent thereto.
(i)The REIT shall carry Trustees’ and officers’ liability insurance in respect of any Trustee, officer or employee of the Advisor who serves as a Trustee, or officer of the REIT or any of its subsidiaries in such amounts and for such periods as are consistent with industry practice.
20.Indemnification by the Advisor.
(a)The Advisor shall indemnify and hold harmless the REIT Parties and their respective Trustees, Managers, directors, officers, Unitholders, employees, equityholders and agents from all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred due to the bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of duties of the Advisor or any of its respective Affiliates and their respective partners, members, officers, directors, employees and agents (including parties acting as agents for the execution of transactions); provided, however, that so long as the Advisor has acted in good faith, the Advisor shall not be liable for any consequences resulting from the REIT Parties following or declining to follow any advice or recommendation made by the Advisor or any action taken by the Advisor in accordance with this Agreement.
(b)Notwithstanding anything in this Agreement to the contrary, the aggregate maximum amount that the Advisor may be liable to the REIT Parties pursuant to this Agreement shall, to the extent not prohibited by law, never exceed the amount of the Advisory Fees received by the Advisor under this Agreement prior to the date that the acts or omissions giving rise to a claim for indemnification or liability shall have occurred. In no event shall the Advisor be liable for special, exemplary, punitive, indirect, or consequential loss, or damage of any kind whatsoever, including without limitation lost profits. The foregoing limitations shall not apply to the extent such damages are determined in a final binding non-

appealable court or arbitration proceeding to result from the bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties of the Advisor.
(c)The provisions of this Section 20 are expressly intended to confer benefits upon the REIT Parties and such provisions shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement.
21.Use of the Name NexPoint. The Advisor has consented to the use by the REIT and its subsidiaries of the “NexPoint” name and logo and related marks and designs. Such consent is conditioned upon the employment of the Advisor as the investment advisor to the REIT. The “NexPoint” name and logo and related marks and designs may be used from time to time in other connections and for other purposes by the Advisor and any of its affiliates. The Advisor may require the REIT and its subsidiaries to cease using the “NexPoint” name and logo and related marks and designs at any time on 180 days’ written notice following any date on which the REIT ceases to employ, for any reason, the Advisor, any successor thereto or any affiliate thereof as investment advisor of the REIT.
22.Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received (a) if given by electronic mail transmitted delivery receipt requested, upon receipt of a delivery receipt, (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails and (c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as follows:
To the REIT Parties:    NexPoint Residential Trust, Inc.
300 Crescent Court
Suite 700
Dallas, Texas 75201
Attention: Brian Mitts
Email: BMitts@Highlandfunds.co
with a copy to:
Winston & Strawn, LLP
2121 N Pearl St.
Dallas, Texas 75201
Attention: Charles T. Haag
Email: chaag@winston.com
and to:
Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, ON M5H 2S7
Attention: Bill Gorman
Email: bgorman@goodmans.ca
To the Advisor:    NexPoint Real Estate Advisors VI, L.P.
300 Crescent Court
Suite 700
Dallas, Texas 75201
Attention: Brian Mitts
Email: BMitts@Highlandfunds.com

with a copy to:
Highland Capital Management, L.P.
300 Crescent Court
Suite 700
Dallas, Texas 75201
Attention: Thomas Surgent
Email: TSurgent@Highlandfunds.com
Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22.
23.Assignment.
(a)The Advisor shall not have the right to assign its rights or interest in this Agreement (by operation of law or otherwise) unless approved by the REIT Parties, which approval may be unreasonably withheld in the REIT Parties’ sole, absolute and unfettered discretion. Notwithstanding the foregoing, the Advisor may, on 10 days’ prior written notice to the REIT Parties, assign its rights or interest in or delegate its duties or obligations under this Agreement to an Affiliate of the Advisor without the REIT Parties’ approval, provided that in the case of an assignment to an Affiliate of the Advisor, the level of service provided by the successor does not change and such Affiliate and the Advisor shall be jointly and severally bound to the REIT Parties for all obligations of the Advisor and the assignee hereunder.
(b)The REIT Parties shall not have the right to assign its rights or interest in this Agreement unless approved by the Advisor, which approval may be unreasonably withheld in the Advisor’s sole, absolute and unfettered discretion. Notwithstanding the foregoing, either REIT Party may, on 10 days’ prior written notice to the Advisor, assign its right or interest under this Agreement (in whole or in part) to an Affiliate without the Advisor’s consent, provided that the applicable REIT Party and such Affiliate shall be jointly and severally bound to the Advisor for all obligations of the applicable REIT Party and the assignee hereunder.
24.Modification. This Agreement shall not be amended, supplemented, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.
25.Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
26.Survival. The obligations set forth in Sections 10, 17, 19 and 20 shall indefinitely survive the termination or expiration of this Agreement.
27.Currency. All sums of money referenced to herein shall be in United States dollars.
28.Time of the Essence. Time shall be of the essence of this Agreement.
29.Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial. THE PROVISIONS OF THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS AT THE TIME IN EFFECT, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF NEW YORK, INCLUDING ANY APPELLATE COURTS THEREOF. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY

AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
30.Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.
31.No Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
32.Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
33.Headings. The titles of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
34.Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
35.Limitation of Recourse. There shall be no liability under this Agreement of, nor any recourse under this Agreement to, any Trustee, Manager director, officer, Unitholder, equityholder, employee or agent of the REIT Parties.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.
NEXPOINT HOSPITALITY TRUST

By: /s/ Brian Mitts_______________________
    Name: Brian Mitts
    Title: Corporate Secretary

NHT HOLDINGS, LLC

By: /s/ Matt McGraner____________________
    Name: Matt McGraner
    Title: Authorized Signatory

NEXPOINT REALESTATE ADVISORS VI, L.P.

By:    NexPoint Real Estate Advisors GP, LLC, its general partner

By:    NexPoint Advisors, L.P., its sole member

By:    NexPoint Advisors GP, LLC, its general partner

By:    /s/ James Dondero___________________
    Name: James Dondero
    Title: President
    [Signature Page to Advisory Agreement]

Exhibit A

Description of Administration Services.
Advisor will perform the following administration services:
(i)Prepare monthly transaction listings;
(ii)Supply various normal and customary portfolio and REIT Party statistical data as requested on an ongoing basis;
(iii)Prepare for execution and file the REIT Parties’ Federal and state tax returns: prepare a fiscal tax provision in coordination with the annual audit; prepare an excise tax provision; and prepare all relevant 1099 calculations;
(iv)Coordinate contractual relationships and communications between the REIT Parties and their contractual service providers;
(v)Coordinate printing of any REIT annual Unitholder reports;
(vi)Prepare income and capital gain distributions;
(vii)Prepare the quarterly and annual financial statements and management’s discussion and analysis;
(viii)Monitor the REIT Parties’ compliance with the Internal Revenue Code of 1986;
(ix)Mange the regulatory compliance of the REIT Parties, which include making all required filings and preparing all documents, data and analysis required by the REIT Parties for regulatory filings, including annual information forms, management information circulars, insider trading reports, financial statements, management’s discussion and analysis, business acquisition reports, press releases and all other documents necessary for continuous disclosure requirements pursuant to applicable stock exchange rules and Securities Laws;
(x)Assist in the preparation of notices of meetings of Unitholders, as applicable, coordinate preparation of proxy statements, including obtaining information required to be disclosed by applicable regulations and the engagement of proxy solicitors on behalf of the REIT Parties;
(xi)Assist in obtaining trustees’ and officers’/errors and omissions insurance policies for the REIT, including evaluation of insurance carriers, recommending appropriate coverage levels and evaluating the costs thereof, as such policies are approved by the REIT’s Board of Trustees;
(xii)Draft agendas and resolutions for quarterly and special board meetings;
(xiii)Coordinate the preparation, assembly and posting of board materials;
(xiv)Attend board meetings and draft minutes thereof;
(xv)Maintain the REIT Parties’ calendar to assure compliance with various filing and board approval deadlines;
(xvi)Prepare and coordinate the REIT Parties’ state notice filings;
    1

(xvii)Furnish the REIT Parties’ office space in the offices of Advisor, or in such other place or places as may be agreed from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the affairs of the REIT Parties;
(xviii)Perform clerical, bookkeeping and other administrative services not provided by the REIT Parties’ other service providers;
(xix)Determine or oversee the determination of the REIT’s REIT Asset Value in accordance with the REIT’s policies as adopted from time to time by the Board of Trustees;
(xx)Oversee the maintenance by the REIT Parties’ custodian and transfer agent and distribution disbursing agent of certain books and records of the REIT Parties and maintain (or oversee maintenance by such other persons as approved by the Board of Trustees or the Managers, as applicable) such other books and records required by law or for the proper operation of the REIT Parties;
(xxi)Prepare such information and reports as may be required by any stock exchange or exchanges on which the Units are listed;
(xxii)Determine the amounts available for distribution to be paid by the REIT to its Unitholders calculate, analyze and prepare a detailed income analysis and forecast future earnings for presentation to the Board of Trustees and the Managers, as applicable; prepare and arrange for distribution notices to Unitholders and provide the REIT Parties’ distribution disbursing agent and custodian with such information as is required for such parties to effect the payment of distributions and to implement the REIT Parties’ distribution reinvestment plan, if any;
(xxiii)Serve as liaison between the REIT Parties and each of their service providers;
(xxiv)Assist in monitoring and tracking the daily cash flows of the individual assets of the REIT Parties, as well as security position data of portfolio investments; assist in resolving any identified discrepancies with the appropriate third party, including the REIT Parties’ custodian, administrative agents and other service providers, through various means including researching available data via agent notices, financial news and data services, and other sources;
(xxv)Monitor compliance with leverage tests under the REIT Parties’ credit facility, if any, and communicate with leverage providers and rating agencies;
(xxvi)Coordinate negotiation and renewal of credit agreements for presentation to the Board of Trustees and Managers;
(xxvii)Coordinate negotiations of agreements with counterparties and the REIT Parties’ custodian for derivatives and similar transactions, as applicable;
(xxviii)Provide assistance with the closing of Real Estate Asset purchases and dispositions;
(xxix)Coordinate and oversee the provision of legal services to the REIT Parties;
(xxx)Cooperate with the REIT Parties’ independent registered public accounting firm in connection with audits and reviews of the REIT Parties’ financial statements, including interviews and other meetings, as necessary;
(xxxi)Provide Secretary and any Assistant Secretaries, Treasurer and any Assistant Treasurers and other officers for the REIT Parties as requested;
    2

(xxxii)Develop or assist in developing guidelines and procedures to improve overall compliance by the REIT Parties;
(xxxiii)Determine and monitor expense accruals for the REIT Parties;
(xxxiv)Authorize expenditures and approve bills for payment on behalf of the REIT Parties;
(xxxv)Monitor the number of Units listed and assist in the qualification and distribution of additional Units, as necessary;
(xxxvi)Exercise or procure the exercise of any rights of the REIT Parties with respect to any class action proceedings or other legal action concerning investments of the REIT Parties;
(xxxvii)Prepare such reports as the Board of Trustees or the Managers, of the REIT Parties may request from time to time;
(xxxviii)Handle all communications with the REIT’s Unitholders and research analysis;
(xxxix)Engage and communicate with investment bankers related to equity and debt offerings; and
(xl)Perform such additional administrative duties relating to the administration of the REIT Parties as may subsequently be agreed upon in writing between the REIT Parties and Advisor.

    3